Exhibit 10.5
MISTRAS GROUP INC.
2007 STOCK OPTION PLAN
     1. Purpose. The purpose of the Mistras Holdings Group Inc. 2007 Stock Option Plan (the “Plan”) is to foster the ability of Mistras Holdings Group Inc. (the “Company”) and its subsidiaries to attract, motivate, reward and retain key personnel through the grant of options (“Options”) to purchase shares of the Company’s common stock (“Common Stock”).
     2. Eligibility. Options may be granted under the Plan to such directors, officers, employees, consultants and other persons who may perform services for the Company or its affiliates, as the Committee may select.
     3. Aggregate Share Limitation. The Company may issue an aggregate of 56,974 shares of Common Stock under the Plan, exclusive of (a) shares covered by the unexercised portion of an Option that is forfeited or otherwise terminates, and (b) shares that are withheld in order to pay the exercise price or satisfy the tax withholding obligations associated with the exercise of an Option.
     4. Administration.
          (a) Committee. The Plan will be administered by the Company’s Board of Directors (the “Board”) or a committee of one or more members of the Board appointed for this purpose by the Board (the Board in such capacity or such committee being referred to as the “Committee”).
          (b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Options will be granted under the Plan, (ii) prescribe the terms and conditions of each Option and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Option, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan.
          (c) Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.
          (d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.
          (e) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.
     5. Stock Options. Subject to the terms of the Plan, each Option shall be in such form and contain such terms and conditions as the Committee shall deem appropriate. The Committee may grant options that do and options that do not qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          (a) Option Term. No Option granted under the Plan may be exercisable after the expiration of ten years from the date it is granted (five years in the case of an ISO granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).
          (b) Exercise Price. The exercise price per share of Common Stock covered by an Option must be at least equal to the fair market value per share on the grant date (110% of fair market value in the case of an ISO granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code). For the purposes of the Plan, subject to applicable law and unless otherwise determined by the Committee, the fair market value per share of Common Stock on any given date will be (i) if the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the shares) on the date of determination, or (ii) in the absence of such markets for the Common Stock, the value per share as determined in good faith by the Committee or pursuant to procedures established by the Committee.
          (c) Exercise of Options. A vested Option may be exercised by transmitting to the Secretary of the Company (or other person designated by the Committee) a written notice identifying the Option that is being exercised and specifying the number of whole shares to be purchased pursuant to that Option, together with payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payments. The exercise price and applicable tax withholding obligation may be paid (i) in cash or by check or (ii) at the sole discretion of the Committee, (1) by the delivery of previously-owned shares of Common Stock, or (2) any other form of legal consideration that may be acceptable to the Committee, or (iii) by a combination of the foregoing. After the first date upon which the Common Stock is listed on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system, the Committee may permit payment to be made pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law. Any shares transferred to the Company (or withheld upon exercise) in connection with the exercise of an Option shall be valued at fair market value for purposes of determining the extent to which the exercise price and/or tax withholding obligation is satisfied by such transfer (or withholding) of shares.

          (d) Effect of Termination of Employment or Other Service. The Committee may establish such exercise and other conditions applicable to an Option following the termination of an optionee’s employment or other service with the Company or its affiliates (“Termination of Employment”) as the Committee deems appropriate on a grant-by-grant basis. Unless the Committee determines otherwise, either at the time of grant or, subject to applicable law (including, without limitation, the requirements of Section 409A or the Code), subsequent to that time, in the event of the an optionee’s Termination of Employment: (1) that portion of the optionee’s Option that is not then vested will expire immediately upon Termination of Employment; (2) that portion of an optionee’s Option that is then vested will expire (a) 30 days following a Termination of Employment for reasons other than death, Disability or Cause (as those terms are defined below), (b) 180 days following a Termination of Employment due to the optionee’s death, (c) 180 days following a Termination of Employment due to the optionee’s Disability or, if the optionee dies during such 180-day period, 90 days after the optionee’s death, or (d) immediately upon a Termination of Employment by the Company or an affiliate for Cause.
          (i) Definition of Cause. For purposes of the Plan, the term “Cause” means any of the following: (1) an optionee’s theft, dishonesty, or falsification of any documents or records related to the Company or any of its affiliates; (2) an optionee’s improper use or disclosure of the Company’s or any of its affiliate’s confidential or proprietary information; (3) any action by an optionee which has a detrimental effect on the reputation or business of the Company or any of its affiliates; (4) an optionee’s failure or inability to substantially perform any reasonably assigned duties, if such failure or inability is capable of cure, after being provided with a reasonable opportunity to cure, such failure or inability; or (5) an optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the optionee’s ability to perform his or her duties with the Company or any of its affiliates, all as determined by the Board in its discretion.
          (ii) Definition of Disability. For the purposes of the Plan, the term “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     6. Stockholders’ Agreement. The Committee may condition the vesting and exercise of an Option on the completion by the Company of an initial public offering. If the vesting and exercise of an Option are not so conditioned, then the Committee may condition the exercise of a vested Option prior to an initial public offering on the optionee’s (or beneficiary’s) becoming a party to a stockholders’ agreement by and among the Company and some or all of its stockholders (which agreement may include, among other things, transfer restrictions, rights of first refusal, repurchase rights and market standoff conditions with respect to the shares acquired pursuant to the exercise of the Option), as such agreement may be amended from time to time, or any subsequent stockholders’ agreement thereto.
     7. Non-Transferability. No Option granted under the Plan shall be transferable by an optionee other than upon the optionee’s death to a beneficiary designated by the optionee in a manner acceptable to the Committee, or, if no duly designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. All Options shall be exercisable during the optionee’s lifetime only by the optionee. Except as otherwise specifically provided by law, no Option granted under the Plan may be transferred in any manner, and any attempt to transfer any such Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option (other than an ISO) is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.
     8. Capital Changes, Reorganization, Sale.
          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the Plan and the number and class of shares and the exercise price per share covered by each outstanding Option and related terms shall be adjusted proportionately or as otherwise appropriate in the determination of the Board to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock-split, reverse stock-split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.
          (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding Options in whole or in part to the extent then vested; provided, that the Board may in its sole discretion accelerate in whole or in part the vesting of the remaining unvested portion of the Options immediately prior to such Exchange Transaction, and any outstanding Options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Company receive equity capital of another entity (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding Options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original Option agreement.
          (c) Definition of Exchange Transaction. For purposes hereof, the term “Exchange Transaction” means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company, or any other similar transaction or event so designated by the Committee in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Option shall cover only the number of full shares resulting from the adjustment.
          (e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
     9. Tax Withholding. As a condition to the exercise of any Option or the delivery of any shares of Common Stock pursuant to any Option, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Option, the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan or (b) require the optionee to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the optionee may satisfy the withholding obligation described under this Section by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).
     10. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect an optionee’s rights under an outstanding Option without his written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan or that would modify the class of persons eligible to receive Options shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or any Option granted hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect an optionee’s rights under an outstanding Option may not be made without the optionee’s consent.
     11. General Provisions.
          (a) Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.
          (b) Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     12. No Employment or other Rights. Nothing contained in the Plan or in any Option agreement shall confer upon any optionee any right with respect to the continuation of his employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the optionee’s employment or other service.
     13. Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.
     14. Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.
     15. Governing Law. All rights and obligations under the Plan and each Option agreement or instrument shall be governed by and construed in accordance with the laws of the State of [Delaware], without regard to its principles of conflict of laws.
     16. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board, subject to the approval of the stockholders of the Company within one year from the date of such adoption by the Board. The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, unless sooner terminated by the Board. The rights of any person with respect to any Option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option and of the Plan.

MISTRAS GROUP INC.
STOCK OPTION AGREEMENT
     AGREEMENT made as of the       day of , 20___, by and between Mistras Group Inc. (the “Company”), and            (the “Optionee”).
     W I T N E S S E T H:
     WHEREAS, pursuant to the Mistras Group Inc. 2007 Stock Option Plan (the “Plan”), the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of the Company’s common stock (the “Common Stock”) upon the terms and conditions set forth in this Agreement and the Plan.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase up to shares of Common Stock at an exercise price per share of $80.00 upon the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan is attached to the Agreement. Capitalized terms that are used but not defined in the Agreement shall have the meanings ascribed to them by the Plan.
     2. Incentive Stock Option Status. To the maximum extent permitted by law, the Option shall constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986
     3. Option Term. Unless terminated sooner, the Option shall expire if and to the extent it is not exercised within ten years from the date hereof.
     4. Vesting of Option. Except as otherwise provided herein or the Plan, the Option shall vest in accordance with the following schedule based upon the Optionee’s continuous employment or other service with the Company or its affiliates following the date hereof; provided, however, the Option will not be exercisable, whether or not otherwise vested pursuant to this Section, unless and until the attainment of the performance objectives described in Exhibit A annexed to this Agreement.

Continuous Service	Vested Percentage
Less than 1 Year	0%
At least 1 Year	25%
At least 2 Years	50%
At least 3 Years	75%
4 or more Years	100%
     5. Termination of Employment. Unless the Committee determines otherwise in accordance with the Plan, upon the termination of the Optionee’s employment or other service with the Company and its affiliates (“Termination of Employment”):

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          (a) that portion of the Option that is not then vested and exercisable will immediately terminate; and
          (b) that portion of the Option that is then vested and exercisable will terminate (1) 30 days following the Termination of Employment if it occurs for any reason other than death, termination by the Company or an affiliate due to Disability or termination by the Company or an affiliate for Cause (as those terms are defined in the Plan), (2) 180 days following the Termination of Employment if it occurs due to the Optionee’s death, (c) 180 days following the Termination of Employment if it is triggered by the Company or an affiliate due to the Optionee’s Disability or, if the Optionee dies during such 180-day period, 90 days after the Optionee’s death, or (d) immediately upon the Termination of Employment if it is triggered by the Company or an affiliate for Cause.
Notwithstanding the provisions of this Section, in no event may the Option be exercised after the expiration of its stated term or before it becomes vested and exercisable.
     6. Exercise Procedures. If and to the extent the Option is vested and exercisable, it may be exercised by transmitting to the Secretary of the Company (or other person designated by the Committee) (a) a written notice specifying the number of whole shares to be purchased pursuant to the Option exercise, (b) payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Committee, in its sole and absolute discretion, have been made for such payments, and (c) if the shares of the Common Stock to be issued upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, an executed representation letter in the form of Exhibit B attached hereto. The exercise price and applicable tax withholding obligation may be paid in cash or by check or, at the sole and absolute discretion of the Committee, by delivery of previously-owned shares of Common Stock, any other form of legal consideration that may be acceptable to the Committee, or a combination of any of the foregoing. If the Common Stock becomes publicly-traded, the Committee may permit payment to be made pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law.
     7. Nontransferability. This Option is not assignable or transferable other than to a beneficiary designated to receive this Option upon the Optionee’s death in a manner acceptable to the Company or by will or the laws of descent and distribution, and this Option shall be exercisable during the lifetime of the Optionee only by the Optionee (or, in the event of the Optionee’s incapacity, the Optionee’s legal representative or guardian). Any attempt by the Optionee or any other person claiming against, through or under the Optionee to cause this Option or any part of it to be transferred or assigned in any manner and for any purpose shall be null and void and without effect upon the Company, the Optionee or any other person.
     8. Stockholders’ Agreement. If the Option is exercised before the completion of an initial public offering of the Company’s Common Stock, then such exercised shall be conditioned upon the Optionee’s (or beneficiary’s) becoming a party to a stockholders’ agreement by and among the Company and some or all of its stockholders (which agreement may include, among other things, transfer restrictions, rights of first refusal, repurchase rights and market standoff conditions with respect to the shares acquired pursuant to the exercise of the

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Option), as such agreement may be amended from time to time, or any subsequent stockholders’ agreement (the “Stockholders’ Agreement”).
     9. Restriction on Transfer of Shares. At any time during which the Company’s equity securities are not publicly-traded, any shares acquired pursuant to the exercise of this Option shall not be sold, encumbered, disposed of or otherwise transferred without the prior written consent of the Company, which may be withheld for any or no reason. Any permitted transferee shall acquire the transferred shares subject to such restrictions and conditions, including, without limitation, becoming a party to the Stockholders’ agreement, as the Committee may prescribe, taking into account the restrictions and conditions to which such shares were or would have been subject in the hands of the transferor. The restrictions and conditions of this Section shall be reflected in a legend on the certificate or other evidence for the Common Stock to which this Section applies. Notwithstanding the foregoing, the restrictions of this Section shall not apply if and to the extent the shares of Common Stock acquired pursuant to this Option are subject to a right of first refusal under the Stockholders’ Agreement.
     10. Company Call Rights. Upon the termination of the Optionee’s employment with the Company or its affiliates, the Company may at any time within one year after the termination date repurchase any shares of Common Stock previously acquired by the Optionee (or by the Optionee’s beneficiary, as the case may be) pursuant to the exercise of the Option at a repurchase price equal to (a) the exercise price paid by the Optionee for the purchase of the shares plus 15% if the Optionee’s employment was terminated for any reason other than voluntarily by the Optionee or by the Company for Cause, and (b) the lesser of the Fair Market Value per share on the date of termination or the exercise price paid by the Optionee for the purchase of the shares by exercise of the Option, if the Optionee’s employment is terminated voluntarily by the Optionee or by the Company for Cause. If the Company elects to exercise a call right under this Section, it shall do so by delivering to the Optionee a written notice of such election, specifying the number of shares to be purchased and the closing date and time that is within the one year period. Such closing shall take place at the Company’s principal executive offices. At such closing, the Company shall pay the Optionee the repurchase price as specified in this Section in cash, or by cancellation of indebtedness of the Optionee to the Company, provided, however, that the Company may elect to pay the repurchase price in as many as four substantially equal installments with the first installment being payable at the closing and subsequent installments paid on each of the first three anniversary dates of the closing. The installment payments shall bear interest at an annual rate of 5% or, if greater, the minimum annual rate necessary to avoid imputed income under the applicable provisions of the Internal Revenue Code. Notwithstanding the foregoing, the Company shall cease to have call rights pursuant to this Section if and when the Company’s equity securities become publicly-traded. The restriction in this Section shall be reflected in the Common Stock legend for any shares to which this Section applies.
     11. Provisions of the Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Optionee acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.

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     12. No Employment Rights. Nothing contained herein or in the Plan shall confer upon the Optionee any right with respect to the continuation of the Optionee’s employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Optionee’s employment or other service.
     13. No Stockholder Rights. Neither the Optionee, nor any person entitled to exercise the Optionee’s rights in the event of the Optionee’s death, shall have any of the rights and privileges of a stockholder with respect to the shares subject to this Option, until certificates for shares have been issued upon the proper exercise of the Option.
     14. Compliance with Law. Shares of Common Stock shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed. All certificates for shares of Common Stock delivered hereunder shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.

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     16. Governing Law. All rights and obligations under this Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Optionee has executed this Agreement, effective as of the date first above written.

MISTRAS GROUP INC.

By:
Sotirios J. Vahaviolos

By:

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EXHIBIT A
PERFORMANCE VESTING CONDITIONS

EXHIBIT B
Mistras Group Inc. 195
Clarksville Road Princeton
Junction, NJ 08550
[Date]
Ladies and Gentlemen:
In connection with the exercise by the undersigned, , of an option to purchase shares of Common Stock (the “Common Stock”), of Mistras Group Inc. (the “Company”), the undersigned hereby represents, warrants and agrees as of the date hereof that:
(i) He/she will not offer, sell, transfer or otherwise dispose of the Common Stock unless (A) an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covers the disposition of such securities or (B) he/she has delivered to the Company an opinion of counsel, reasonably satisfactory to Company, that such offer, sale, transfer or other disposition will not require registration of such securities under the Securities Act.
(ii) He/she understands that the shares of Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He/she has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares subject to the satisfaction of certain conditions, and understands that such Rule is not now, and may not become, available for resale of the shares of Common Stock.
(iii) He/she is familiar with the Company’s business, management and financial affairs. He/she has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed decision. He/she recognizes that the purchase of the Common Stock involves a substantial degree of risk, and he/she has the financial ability to bear the economic risk of this investment. He/she has adequate means for providing for any current needs and contingencies and has no need for liquidity with respect to such investment in the Company. He/she has determined that the Common Stock is a suitable investment and at this time he/she can bear a complete loss of such investment.

Very truly yours,